Exhibit 10.4

Mantua Creek Group, LLC

P. O. Box 65

Liberty Corner, NJ 07938

December 29, 2015

Ms. Christine T. Lindenmuth

Your Hometown Deli, LLC

25 E. Grant Street

Woodstown, NJ 08098

Re: Lease Agreement, 541A Mantua Ave., Paulsboro, NJ

Dear Christine,

Pursuant to our recent conversations, please accept this letter as written notification that Mantua Creek Group, LLC (Landlord) hereby grants Your Hometown Deli, LLC (tenant) a deferral of the initial rent payment, for the above referenced unit, from November 15, 2015 to January 1, 2016.

The lease agreement stated that the monthly rent of $500.00 was to start 30 days after the opening of the deli. Since the deli opened on October 14, 2015, the first payment would have been due on November 15, 2015, however, since the October 14, 2015 opening was a 'soft opening' and the deli was not fully functioning, it was mutually agreed to extend the commencement of your first monthly rent payment to January 1, 2016.

Sincerely,

James T. Patten

James T. Patten, Manager